Iraqi Project and Contracting Office

(IPCO)

ENGLISH

SUPPLY ORDER

March 26, 2020

Energy and Water Development Corp.
Add.: 7901 4th St. N STE 4174 City: St. Petersburg,
Florida Zip Code: 33702,USA
Email: hofmeierr@eawctechnologies.com
Tel: + 1 305 517 7330

The Energy and Water Development Corp
Dear Ralph Hofmeier,

We are pleased to appoint **Energy and Water Development Corp** to supply items listed below to The Iraqi Project and Contracting Office, Baghdad, Iraq.

May we request you to prepare quotation for the following:

PRODUCT TYPE/CODE	**UNITS**
Water and Energy Products:	
WATER GENERATION CAPACITY: up to 5,000 liters/day **POWER: 3 phase 400 Vac /50Hz** **AIR FILTRATION: multi-barrier air filtration cascade** **POWER CONSUMPTION: ~ 50 kW*h** **DIMENSIONS (HXWXL): 4,9m×4,9m×5,3m** **WATER PURIFICATION TECHNOLOGY: based on sediment filtration, mineralization, activated carbon, microbiological treatment by UV lamp** **WATER GENERATION EFFICIENCY: 350Wh/liter** **WEIGHT: 5,630kg (when empty)**	**10**
5,000liter plus liter in 24 hours internal power supply & ability to provide power. COST PER LITER based on capital cost only on 10 years operation, $0.027/liter **Military grade Air Niltration** **ZERO CONSUMPTION FROM THE GRID** **4,9mx4,9mx5,3m** **mineralization on demand for tased, Under WHO rules portable water** **100Wh/liter 5,630Kg**	**10**

PRODUCT TYPE/CODE UNITS

NOTE
All information especially instructional manuals if any, must be translated and written in Arabic Language

Ex-Factory

Buyer's Information:

Name: Iraqi Project and Contracting Office
C/O Head Marketing, Dr. Rafik-Nur Firdaus Tayyab
Address: Green Zone, Baghdad, Iraq
Contact: Dr. Rafik-Nur Firdaus Tayyab
Telephone: 96417293123
E-mail: ipco.iraqgv@iraqprojectandcontractoffice.org

Thank you for your consideration and prompt attention

IRAQ PROJECT AND CONTRACTING OFFICE
Sign: ....
Date: ....

Farouq Khalid El-Khalifah
P S (MORAD)

Very truly yours,
Amira Zakariyya

EAWD Green-Tech
Engineering Solutions

Invoice

+1 305 517 7330
info@eawctechnologies.com
7901 4th St. N STE 4174 St. Petersburg, FL 33702
www.eawctechnologies.com

Invoice N° 032620b-IPCO-eAWG   Date: 2020-03-31

Bill To: Iraqi Project and Contracting Office
Name: C/O Head Marketing, Dr. Rafik-Nur Firdaus Tayyab
Adress: Green Zone, Baghdad, Iraq
Phone: 964 172 93123
Email: Ipco.iraqgv@iraqprojectandcontractoffice.org

Comments or Special Instructions: Technical description of items are described as exhibit 1 of the Sales Contract.

QUANTITY	DESCRIPTION	UNIT PRICE	AMOUNT
10	Standard Configuration Solar Powered Atmosphere Water	$ 649.000,00	$ 6.490.000,00
	Generation Systems. With Water Generation capacity up to		$ 0,00
	5,000 liters/day. Power: 3 phase 400 Vac/50Hz -		$ 0,00
	Power Consumption: 50kW/h -Water generation efficiency:350Wh/lt		$ 0,00
10	Solar Powered Atmosphere Water w/extend energy storage	$ 809.000,00	$ 8.090.000,00
	capacity. Water Generation efficiency 100Wh/liter.		$ 0,00
	FOB Port Hamburg, Germany		$ 0,00
	DDU and due at destination port		$ 0,00

Make all checks payable and or Wires to:

[redacted]

SUBTOTAL	$ 14.580.000,00
CREDIT	$ 0,00
SALES TAX	
SHIPPING & HANDLING	
TOTAL	$ 14.580.000,00

If you have any questions concerning this invoice, contact Ralph Hofmeier at +1 305 517 7330

THANK YOU FOR YOUR BUSINESS!

EAWD Green-Tech
Engineering Solutions

Energy And Water Development Corp
7901 4th St. N STE 4174 St.
Petersburg, FL 33702
T. +1 305 517 7330
Info@eawctechnologies.com
www.eawctechnologies.com

SALES CONTRACT
FOR

No. 032620-IPCO-eAWG

EXHIBIT 1

Technical Documentation Solar Powered Atmosphere Water Generation System, Typ I
Operating Time 24 h/d = up to 5,000liter/day – Unit must be adjusted to the location environment

1. Condensing Unit LH 135 / 6 H – 25.2 Y 40 P

Half-hermetic compressor on base plate, air-cooled condenser, type IP 54, with winding protection incl. protective cage.
Condensing Unit
· liquid receiver with cut-off Rota lock valve for liquid line
· type-tested or TÜV-certified where required
· connection for safety valve
· connection for pressure and suction line
· "Delta P" oil differential pressure switch for each compressor
· oil separator incl. non-return valve
· unloaded start
· stainless steel pressure pipe
· dual pressure control (DBK / SDBK) for each compressor according to DIN EN378, low-pressure switch
· oil fill for compressor, oil separator and oil receiver

2. Pressure-Gauge Station Mounted in Duplicate onto the Frame
consisting of a sheet steel pressure-gauge console, powder-coated, with built-in pressure gauges at the front side mounted onto the frame and cased.

· 1 pressure gauge, ø60 mm
· 1 suction gauge, ø60 mm

3. Switchboard made of sheet metal, powder coated RAL 7032, incl. control section for condensing unit and condenser.

· Power unit for condensing unit with PW, PKZM and power contactors
· Power unit for condenser with 3 Neozed-fuses
· Speed governor GDR 16 for continuously variable speed control of condenser fans
· Compressor, 2x power control unit
· Compressor, unloaded start by means of cylinder cutoff
· Power unit for tube fans incl. signal and warning lamp
· Controller AKC72A built in the door incl. 4 sensors AKS 11 for AKV -valve
· Pump - Down also in case of manual „OFF" of the compressors
· Pendulous system compressor
· Air intake temperature indicator by EKC 201 incl.sensor AKS 11

· Air outlet temperature indicator by EKC 201 incl. sensor AKS 11
· Air intake humidity indicator by IRZ3
Air outlet humidity indicator by IRZ3
· Bilingual Resopal signboards, German - English
· Compressor control switch
· Condenser fan control switch
· Tube fan control switch
· Compressor signal and warning lamp
· Condenser fan signal and warning lamp
· Pump-down signal
· Tube fan signal and warning lamp
· Main control switch
· Control transformer 230 – 24 VAC, isolating transformer 230 – 230 VAC
· Compressor signal lamps
· Electronics adjustment

4. Evaporator with horizontal air flow, 15 mm copper tubes, aluminium ribs (Nano coating) with V2A casing incl. droplet separator and three-phase ventilator.

Evaporator	Type	Polar (Sonder)	
Evaporator capacity	Q_0	66,20	kW
Evaporating temperature	t_0	+ 10	°C
Air intake temperature	t_{Luft}	+ 35	°C
Relative humidity, intake		60	%
Air outlet temperature	t_{Luft}	18,2	°C
Relative humidity, outlet		100	%
Volume flow rate, humid	V	5500	m³/h
Condenstate quantity at 35°C / 60%	M	65	kg
Current consumption per ventilator	I_B	2,6	A
Power input per ventilator	n	1,25	St.
Refrigerants	R	134A	-----
Number of ventilators		1	piece
Empty weight	G	67	kg
Dimensions Aprox.	L x W x H	830 x 590 x 700	mm

EAWD Green-Tech
Engineering Solutions

Invoice

Invoice N° 032620b-IPCO-eAWG Date: 2020-03-31

Bill To: Iraqi Project and Contracting Office
Name: C/O Head Marketing, Dr. Rafik-Nur Firdaus Tayyab
Adress: Green Zone, Baghdad, Iraq
Phone: 964 172 93123
Email: Ipco.iraqgv@iraqprojectandcontractoffice.org

+1 305 517 7330
info@eawctechnologies.com
7901 4th St. N STE 4174 St. Petersburg, FL 33702
www.eawctechnologies.com

Comments or Special Instructions: Technical description of items are described as exhibit 1 of the Sales Contract.

QUANTITY	DESCRIPTION	UNIT PRICE	AMOUNT
10	Standard Configuration Solar Powered Atmosphere Water	$ 649.000,00	$ 6.490.000,00
	Generation Systems. With Water Generation capacity up to		$ 0,00
	5,000 liters/day. Power: 3 phase 400 Vac/50Hz -		$ 0,00
	Power Consumption: 50kW/h -Water generation efficiency:350Wh/lt		$ 0,00
10	Solar Powered Atmosphere Water w/extend energy storage	$ 809.000,00	$ 8.090.000,00
	capacity. Water Generation efficiency 100Wh/liter.		$ 0,00
	FOB Port Hamburg, Germany		$ 0,00
	DDU and due at destination port		$ 0,00

SUBTOTAL USD	$ 70.640,00
SUBTOTAL EURO	€ 45.880,00
TOTAL USD	$ 70.640,00
TOTAL EURO	€ 45,880.00

Make all checks payable and or Wires to:

[redacted]

If you have any questions concerning this invoice, contact Ralph Hofmeier at +1 305 517 7330

THANK YOU FOR YOUR BUSINESS!

IPC7875

Iraqi Project and Contracting Office

تلمشرو ع العراقي و مكب المقاولات

5th Floor Rm 511, Al-Yarmuk Bulding,
Green Zone, Baghdad, Iraq

ORIGINAL

Contract Award Certificate

This is to certify that the under listed person has been awarded a contract with the EAWDC

(Contractor: EAWDC

Address: 7901 4th St. N STE 4174 City: St. Petersburg, Florida,33702,USA

Contract Type: Supply of water and energy Products

Project duration: Continuity Project

Amount: Fourteen Million,Six Hundred and Fifty Thousand,Six Hundred and Fourty USD

DATE OF ISSUE: 8th April, 2020

IRAQI PROJECT AND CONTRACTING OFFICE * BAGHDAD, IRAQ * IPCO

DR.RAFIK-NUR F.TAYYAB
Project Director

MR. H.C. MUDA
Director, Procurement & Contract Completion

Beneficiary Name and Address	Budget and Management Office
Energy and Water Development Corp Professional Power Energy Consulting, Baghdad, Iraq	**PRESIDENCY**
Beneficiary Bank and Address	
[redacted]	
Swift Code [redacted] / **Account Number** [redacted]	**REMITTANCE ADVICE**
Transfer By: Telegraphic	

09 - 04 - 2020

I. F. O.: FM/CBI/PRI/TT555478/EXBIL

Be informed that this office has received application from Iraqi Project and Contracting Office(IPCO) Bill Reference. NO.: PR/IPCO/BMO/032620-IPCO-eAWG for the remittance of a total sum of US$14,650.640.00(Fourteen Million,Six Hundred and Fifty Thousand,Six Hundred and Fourty USD), for the purpose of supplying water and energy Products being a Consultancy Contract awarded to Energy and Water Development Corp. Professional Power Energy Consulting, Baghdad, Iraq.

Kindly accept this as an information and instruction that approval is hereby granted by Budget and Management Office (The Presidency) for the payment/remittance of US$14,650.640.00(Fourteen Million,Six Hundred and Fifty Thousand,Six Hundred and Fourty USD)to the bank information below and as indicated above;

Bank name:

Name on receiving account:

Originating State of the receiving account:

Checking account number:

Wire transfer routing number:

Swift Code

[redacted]

We have allocated exchange control approval number 4447/A and allocation schedule number (see attached sealed envilop) has been passed on for payment to be effected by the Central Bank of Iraq. Please note that this grant is scheduled for direct transfer by the CBI to the designated account.

Yours Faithfully

Budget and Management Office
09-APRIL., 2020
Presidency

Moukib Mohamed Khoury
Executive Director

cc
Iraqi Project and Contraction Office (IPCO)
Central Bank of Iraq
Ministry of Finance, Iraq
Ministry of Power